Exhibit 10.12
STAFFING AGREEMENT
THIS STAFFING AGREEMENT (the “Agreement”) is made this 1st day of October, 2020, by and among MOUNT LOGAN MANAGEMENT, LLC, a Delaware limited liability company, (“MLM”), and BC PARTNERS ADVISORS L.P., a Delaware limited partnership, (“BC Partners” and, together with MLM, the “Parties”).
WHEREAS, each of BC Partners and MLM are investment advisers registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, certain personnel of BC Partners have knowledge and expertise that can assist MLM in servicing its clients; and
WHEREAS, BC Partners is willing to make certain of its personnel available to provide certain services to MLM, and through MLM, to MLM’s clients; and
WHEREAS, the Parties wish to memorialize the terms under which such personnel shall provide such services.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:
1.    Availability of Personnel as Shared Employees
Certain designated persons employed by BC Partners (each, a “Shared Employee”) shall be made available by BC Partners to provide certain services (“Services”) to MLM and, through MLM, to its clients (each, a “MLM Client”). Officers, employees or agents of BC Partners from time to time, including its investment professionals, each may be deemed to be a Shared Employee from the date on which his or her employment with BC Partners commenced until the date of termination of his or her employment with BC Partners.
To the extent that a Shared Employee participates in the rendering of Services to a MLM Client, the Shared Employee shall be subject to the oversight and control of MLM, and such Services shall be provided to MLM or any MLM Client by such Shared Employee exclusively in his or her capacity as a supervised person of MLM.
BC Partners may continue to oversee, supervise and manage the Services of a Shared Employee in order to: (1) assure compliance with BC Partners’ compliance policies and procedures, (2) assure compliance with regulations applicable to BC Partners and (3) protect the interests of BC Partners and its clients; provided, that BC Partners shall cooperate with MLM’s supervisory efforts.
MLM shall assure that Shared Employees have all necessary registrations and/or qualifications necessary to provide Services to MLM Clients.

The Parties shall cooperate to develop, monitor and enforce policies and procedures designed to assure that (1) each client of the Parties (including MLM Clients) is treated fairly and equitably over time, (2) all portfolio transactions comply with applicable law, contractual terms or similar obligations of the Parties to their respective clients and (3) books and records with respect to any and all portfolio transactions undertaken by any of the Parties are created and maintained in a manner consistent with applicable law.
2.    Use of Personnel, Facilities and Operations
MLM may use the premises, facilities and systems of BC Partners for its daily operations; provided, that appropriate policies, procedures and other safeguards are established to assure that (A) the books and records of each Party (collectively, “Records”) are created and maintained in a manner so as to be clearly separate and distinct from those of the other Party and the clients of such Party, as appropriate, and (B) confidential client and/or other material non-public information relating to the investment advisory activities of each Party or other proprietary information regarding a Party or its clients is safeguarded. Without limiting the foregoing, each of the Parties shall take reasonable care to limit Records, systems, files and data containing proprietary or confidential information relating to a Party’s operations or clients from being accessed by personnel of the other Party who are not Shared Employees.
3.    Requirements Applicable to Shared Employees
Each Shared Employee shall:
(a)    be subject to the supervision and oversight of MLM’s officers, including, without limitation, its chief compliance officer, with respect to any Services provided to MLM Clients;
(b)    provide Services and take actions only as approved by MLM. No Shared Employee may exercise discretionary authority with respect to a MLM Client’s account unless specifically authorized by MLM to do so;
(c)    take reasonable steps to assure that communications with MLM Clients reflect the Shared Employee’s status as a supervised person of MLM;
(d)    provide any information requested by a Party as necessary to comply with applicable disclosure and/or regulatory obligations; and
(e)    act at all times in a manner consistent with the fiduciary duties owed to MLM Clients as well as clients of BC Partners by seeking to assure that, among other things, (a) all clients are treated fairly and equitably over time and (b) information about any investment advisory or trading activity applicable to a particular client or group of clients is not used to benefit the Shared Employee, MLM, BC Partners or any other client or group of clients in contravention of the fiduciary duties of such Shared Employee, MLM or BC Partners.
Unless specifically authorized or appointed as an officer of MLM, no Shared Employee may enter into any contract on behalf of, or in the name of, MLM.

4.    Records
(a)    Each Party shall make and maintain such Records with respect to its activities and those of the Shared Employees as are required by applicable law, including, but not limited to, (1) records relating to advice given to, or actions undertaken on behalf of, any client or advised account and (2) communications from or to any client.
(b)    Each Party shall have full, equal and unfettered access to the Records to the extent necessary for rendering Services pursuant to this Agreement.
(c)    Each of the Parties understands that, in the event of a request for Records, such Records may be made available to the entity requesting such Records.
(d)    No Party shall destroy any Record except in conformity with its relevant data retention policies and applicable law.
(e)    All requirements to retain Records generated during the term of this Agreement shall survive its termination.
5.    Term and Termination
This Agreement shall continue in full force and effect until terminated. Either Party may terminate this Agreement upon sixty (60) days’ prior written notice to the other Party or as otherwise mutually agreed in writing between the Parties.
6.    Status of Shared Employees
Each person providing Services, and any other person employed by BC Partners whose functions or duties relate to the determination of investment advice and/or recommendations made by MLM to or on behalf of any MLM Client, shall be designated as a Shared Employee.
For all other purposes, including for purposes of determining appropriate compensation and benefits, Shared Employees shall be deemed to be and shall remain employees of BC Partners’ respective affiliates.
For the avoidance of doubt, nothing in this Agreement shall be interpreted as (1) altering the duties or responsibilities of any Shared Employee in his or her capacity as an employee of his or her respective BC Partners affiliate or (2) causing any Shared Employee to be treated as an employee of MLM for legal, accounting, tax or any other purpose.
7.    Allocation of Costs and Expenses; Compensation
Except as otherwise agreed between the Parties, BC Partners’ respective affiliates shall bear all costs and expenses that are incurred by each of them in the provision of Services and Shared Employees shall be compensated solely by each respective affiliate of BC Partners with whom they are employed. BC Partners may allocate costs and expenses relating to this Agreement to MLM as agreed between the Parties in writing. MLM shall only allocate costs and expenses to MLM Clients, where it is permissible in accordance with the legal agreements with such Clients and any relevant disclosures.
8.    Notices
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
9.    Relationship between the Parties
Nothing set forth in this Agreement shall constitute, or be construed to create, an employment relationship, a partnership, a joint venture or any other kind of relationship or association between the Parties.
Except as expressly provided herein or in any other written agreement between the Parties, no Party has any authority, express or implied, to bind or to incur liabilities on behalf of, or in the name of, any other Party.
10.    Entire Agreement
This Agreement constitutes the entire agreement of the Parties relating to the subject matter of this Agreement and supersedes all prior contracts or agreements with respect to the subject matter of this Agreement, whether oral or written. Notwithstanding the foregoing, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which shall, together, constitute one and the same instrument.
11.    Limitation of Liability of BC Partners; Indemnification
The duties of MLM shall be confined to those expressly set forth herein. MLM (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with MLM) shall not be liable for any action taken or omitted to be taken by MLM or such other person in connection with the performance of any of its duties or obligations hereunder, except to the extent resulting from fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.
MLM shall indemnify BC Partners and its respective affiliates and controlling persons, directors, officers, employees (including the Shared Employees), for any liability, losses, damages, costs and expenses, including reasonable attorneys’ fees and amounts reasonably paid in settlement (“Losses”), which BC Partners and its respective affiliates and controlling persons, directors, officers, employees (including the Shared Employees), may sustain as a result of MLM’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

BC Partners may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if BC Partners receives a written affirmation of the indemnified party’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse BC Partners unless it is subsequently determined that such indemnified party is not entitled to such indemnification.
Further, BC Partners may, in performance of its duties and obligations under this Agreement, consult with legal counsel and accountants, and any act or omission by BC Partners on MLM’s behalf in furtherance of MLM’s interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants shall be full justification for any such act or omission, and BC Partners shall be fully protected for such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by MLM or on MLM’s behalf.
12.    Effect of Waiver or Consent
A waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations with respect hereto shall not constitute a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party with respect hereto. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default with respect hereto, irrespective of how long that failure continues, shall not constitute a waiver by that Party of its rights with respect to that default until the applicable limitations period has expired.
13.    Amendments
This Agreement may be amended only by prior written consent of the parties, subject to the requirements of applicable law.
14.    Assignment
This Agreement is not assignable by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that an assignment of this Agreement by operation of law to the respective successor of any Party is expressly permitted without the prior written consent of the other Party.
15.    Binding Effect
This Agreement shall be binding on and inure to the benefit of the Parties, and their respective successors and permitted assigns. Except as otherwise expressly provided herein, this Agreement is for the sole benefit of the Parties, and no other person shall have any rights, benefits or remedies by reason of this Agreement, nor shall any Party owe any duty or obligation whatsoever to any such person (other than the other Party) by virtue of this Agreement.

16.    Governing Law
Notwithstanding the place where this Agreement may be executed by any of the Parties, this Agreement shall be construed in accordance with the laws of the State of Delaware. Notwithstanding the foregoing, nothing herein shall be construed in any manner inconsistent with the Investment Company Act of 1940, as amended, the Advisers Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder and applicable to the performance of the services anticipated under this Agreement.
17.    Severability
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall be interpreted to give effect to the intent of the Parties manifested thereby.

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    IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.

MOUNT LOGAN MANAGEMENT, LLC

By:     /s/ Henry Wang
    Name: Henry Wang
    Title: Officer

BC PARTNERS ADVISORS L.P.

By:     /s/ Edward Goldthorpe
    Name: Edward Goldthorpe
    Title: Officer

Signature Page to Staffing Agreement